      As filed with the Securities and Exchange Commission on June 16, 1998

                                                    Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------
                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                                              62-1710772
   (State or other juris-                                   (I.R.S. Employer
  diction of incorporation                                  Identification No.)
      or organization)

                          105 Westwood Place, Suite 400
                           Brentwood, Tennessee 37027
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                              --------------------

                           PROVINCE HEALTHCARE COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                      1997 LONG-TERM EQUITY INCENTIVE PLAN
                            (Full title of the plan)

        Howard T. Wall, III, Esq.                                                     Copies to:
      Province Healthcare Company                                                  L. Hunter Rost, Jr.
     105 Westwood Place, Suite 400                                         Waller Lansden Dortch & Davis,
      Brentwood, Tennessee 37027                                       A Professional Limited Liability Company
 (Name and address of agent for service)                                      2100 Nashville City Center
             (615) 370-1377                                                        511 Union Street
 (Telephone number, including area code,                                      Nashville, Tennessee 37219
          of agent for service)


=================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
  Title of Securities        Amount to be          Offering Price       Aggregate Offering          Amount of
   to be Registered           Registered            Per Share                  Price            Registration Fee
=================================================================================================================
     Common Stock               244,285                 $4.58              $1,118,825                 $330
  $.01 par value (1)
-----------------------------------------------------------------------------------------------------------------
     Common Stock               406,118                $16.00              $6,497,888               $1,917
  $.01 par value (2)
-----------------------------------------------------------------------------------------------------------------
     Common Stock                54,000                $26.00              $1,404,000                 $414
  $.01 par value (3)
-----------------------------------------------------------------------------------------------------------------
     Common Stock               754,613                $23.97 (5)         $18,088,074               $5,336
  $.01 par value (4)
-----------------------------------------------------------------------------------------------------------------
         Total                1,459,016                                   $27,108,787               $7,998
=================================================================================================================


(1) Represents 244,285 shares reserved for issuance pursuant to stock options granted on March 3, 1997.
(2) Represents 406,118 shares reserved for issuance pursuant to stock options granted on February 10, 1998.
(3) Represents 54,000 shares reserved for issuance pursuant to stock options granted on May 7, 1998.
(4) Represents 754,613 shares reserved for issuance pursuant to future grants of stock options under the Employee Stock Purchase Plan and the 1997 Long-Term Equity Incentive Plan.
(5) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended, and based upon the average of the closing bid and asked price on June 12, 1998.

REOFFER PROSPECTUS
JUNE 15, 1998



                           PROVINCE HEALTHCARE COMPANY

                                1,459,016 SHARES
                                  COMMON STOCK
                                ($.01 PAR VALUE)


         This Reoffer Prospectus (the "Prospectus") has been prepared for use by certain affiliates and employees ("Selling Shareholders") of Province Healthcare Company (the "Company") in connection with the resale of up to an aggregate of 1,459,016 shares of common stock, par value $.01 per share (the "Common Stock"), which may be issued to such Selling Shareholders (i) pursuant to the Company's 1997 Long-Term Equity Incentive Plan, as amended (the "Incentive Plan"), or upon the exercise, subsequent to the date of this Prospectus, of stock options granted pursuant to the Incentive Plan; and (ii) pursuant to the Company's Employee Stock Purchase Plan (the "Purchase Plan") or upon the exercise, subsequent to the date of this Prospectus, of stock options granted pursuant to the Purchase Plan. See "Selling Shareholders."

         This Prospectus may only be used in conjunction with a supplement which contains the names of the Selling Shareholders and the amount of shares of Common Stock to be reoffered by them except with respect to sales by nonaffiliates of no more than the lesser of 1,000 restricted shares or one percent of the shares issuable under the applicable Plan.

         None of the proceeds from the sale of the shares by the Selling Shareholders will be received by the Company. The Company will bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration of the shares being offered by the Selling Shareholders.

                               ------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
AVAILABLE INFORMATION..................................................... 3


DOCUMENTS INCORPORATED BY REFERENCE....................................... 3

THE COMPANY............................................................... 5


USE OF PROCEEDS........................................................... 5


SELLING SHAREHOLDERS...................................................... 5

LEGAL MATTERS............................................................. 6

                              AVAILABLE INFORMATION

         The Company has filed a registration statement (the "Registration Statement") on Form S-8, including any amendments thereto, with the Securities and Exchange Commission (the "Commission") with respect to the Common Stock. This Prospectus and any accompanying supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following Commission Regional Offices: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601-2511. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed with the Commission by the Company (File Number 0-23639) pursuant to the Exchange Act are incorporated by reference into this Prospectus:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (c) The Company's Proxy Statement on Schedule 14A relating to the Annual Meeting of Shareholders held on June 5, 1998;

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on June 12, 1998;

         (e) The Company's Current Report on Form 8-K related to the acquisition of Havasu Samaritan Regional Hospital filed on May 14, 1998; and

         (f) The Company's Current Report on Form 8-K/A Amendment No. 1 related to the acquisition of Havasu Samaritan Regional Hospital filed on June 15, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF THESE DOCUMENTS IS AVAILABLE, WITHOUT CHARGE, UPON REQUEST FROM HOWARD T. WALL, III, ESQ., PROVINCE HEALTHCARE COMPANY, 105 WESTWOOD PLACE, SUITE 400, BRENTWOOD, TENNESSEE 37027, (615) 370-1377.

                                   THE COMPANY

         The Company is an owner and operator of acute care hospitals in attractive non-urban markets in the United States. The Company currently owns or leases ten general acute care hospitals in six states with a total of 739 licensed beds. The Company also provides management services to 50 primarily non-urban hospitals in 19 states with a total of 3,422 licensed beds. The Company is incorporated under the laws of the State of Delaware. The principal executive offices of the Company are located at 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027, and its telephone number is (615) 370-1377.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of shares of the Company's Common Stock by the Selling Shareholders.


                              SELLING SHAREHOLDERS

         The issuance of shares of Common Stock (i) pursuant to the Incentive Plan or upon the exercise, subsequent to the date of this Prospectus, of stock options granted pursuant to the Incentive Plan; and (ii) pursuant to the Purchase Plan or upon the exercise, subsequent to the date of this Prospectus, of stock options granted pursuant to the Purchase Plan has been registered under the Securities Act of 1933 (the "Securities Act") by a Registration Statement on Form S-8. This Prospectus is to be used in connection with any resales by persons who may be considered "affiliates" of the Company within the meaning of the Securities Act of the Company's Common Stock acquired pursuant to the Plans after the date of the Registration Statement and other persons who, although not affiliates, may hold restricted securities previously issued through an employee benefit plan.

         At the date of this Prospectus, the Company does not know the names of persons who intend to resell shares of Common Stock of the Company acquired pursuant to the Plans. The Selling Shareholders will be either (a) employees or executive officers of the Company or its subsidiaries who have been or may be granted options to purchase the Company's Common Stock under the Incentive Plan or (b) employees of the Company who may be granted options to purchase shares of the Company's Common Stock under the Purchase Plan. The Company will supplement this Prospectus with the names of the Selling Shareholders and the amount of shares of Common Stock to be reoffered by them as that information becomes known, unless such Selling Shareholders are not "affiliates" of the Company within the meaning of the Securities Act and are selling no more than the lesser of 1,000 shares or one percent of the shares issuable under the applicable Plan. Until such time as the Company satisfies the registrant requirements for use of Form S-3, the number of shares of Common Stock to be reoffered or resold by means of this Prospectus and any accompanying supplement by any Selling Shareholder shall not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

         The shares may be offered by the Selling Shareholders from time to time in transactions on the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


                                  LEGAL MATTERS

         The validity of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Waller Lansden Dortch & Davis, PLLC, Nashville, Tennessee.


                         -------------------------------


NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           PROVINCE HEALTHCARE COMPANY

                                  COMMON STOCK


            I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS.

         The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) prospectus, and are available, without charge upon written or oral request to Howard T. Wall III, Esq., Province Healthcare Company, 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027, (615) 370-1377. Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b) under the Securities Act and the Note to Part I of Form S-8.



             II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Company (File Number 0-23639) pursuant to the Exchange Act are incorporated by reference into this Prospectus:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (c) The Company's Proxy Statement on Schedule 14A relating to the Annual Meeting of Shareholders held on June 5, 1998;

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on June 12, 1998;

         (e) The Company's Current Report on Form 8-K related to the acquisition of Havasu Samaritan Regional Hospital filed on May 14, 1998; and

         (f) The Company's Current Report on Form 8-K/A Amendment No. 1 related to the acquisition of Havasu Samaritan Regional Hospital filed on June 15, 1998.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         The Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

         In that regard, the Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the

Company, or is or was serving at the request of the Company as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         The Company has in effect insurance policies covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

3.1      Amended and Restated Certificate of Incorporation of Province
         Healthcare Company.(1)

3.2.     Amended and Restated Bylaws of Province Healthcare Company.(1)

5.1      Opinion of Waller Lansden Dortch & Davis, PLLC.

21.1     Subsidiaries of Registrant.(3)

23.1. Consent of Waller Lansden Dortch & Davis (included in the opinion filed as Exhibit 5.1).

23.2.    Consent of Ernst & Young LLP.

23.3.    Consent of KPMG Peat Marwick LLP.

24.1.    Power of Attorney (included on page II-6).

10.1.    Principal Hospital Company 1997 Long-Term Equity Incentive Plan. (1)

10.2.    Amendment to Principal Hospital Company 1997 Long-Term Equity Incentive
         Plan, effective March 24, 1998. (2)

10.3.    Province Healthcare Company Employee Stock Purchase Plan, effective
         March 24, 1998. (2)

--------------------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, Registration No. 333-34421.

(2) Incorporated by reference to the Company's Proxy Statement on Schedule 14A dated May 11, 1998, Commission File No. 0-23639.

(3) Incorporated by reference to the Company's Registration Statement on Form S-1, Registration No. 333-56663.


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

             Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on June 16, 1998.

                                  PROVINCE HEALTHCARE COMPANY

                                  BY:   /s/   Richard D. Gore
                                        ----------------------------------------
                                        Richard D. Gore, Executive Vice
                                        President and Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin S. Rash and Richard D. Gore, and both or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   /s/ Martin S. Rash              Chairman of the Board, President,          June 16, 1998
---------------------------        Chief Executive Officer and Director
   Martin S. Rash                  (Principal Executive Officer)


   /s/ Richard D. Gore             Executive Vice President and               June 16, 1998
--------------------------         Chief Financial Officer
   Richard D. Gore                 (Principal Financial Officer)


  /s/ Brenda B. Rector             Vice President and Controller              June 16, 1998
--------------------------         (Principal Accounting Officer)
   Brenda B. Rector


   /s/ Bruce V. Rauner             Director                                   June 16, 1998
--------------------------
   Bruce V. Rauner


   /s/ Joseph P. Nolan             Director                                   June 16, 1998
--------------------------
   Joseph P. Nolan


   /s/ A. E. Brim                  Director                                   June 16, 1998
----------------------------
   A. E. Brim


  /s/ Michael T. Willis            Director                                   June 16, 1998
--------------------------
   Michael T. Willis


   /s/ David L. Steffy             Director                                   June 16, 1998
----------------------------
    David L. Steffy


